                                                                     EXHIBIT 25




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


       A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                     (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS     60670-0126
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


                     THE FIRST NATIONAL BANK OF CHICAGO
                    ONE FIRST NATIONAL PLAZA, SUITE 0286
                       CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                              PULTE CORPORATION
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             MICHIGAN                              38-2766606
        (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)


             33 BLOOMFIELD HILLS PKWY., SUITE 200
             BLOOMFIELD, MICHIGAN                  48304
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)




                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:


         (A)    NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)    WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.


          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of October, 1997.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE


                     BY   /S/ RICHARD D. MANELLA

                          RICHARD D. MANELLA
                          VICE PRESIDENT AND SENIOR COUNSEL






* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT



                               October 1, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Pulte Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO

                              BY:  /S/ RICHARD D. MANELLA
                                   RICHARD D. MANELLA
                                   VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago  Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                  DOLLAR AMOUNTS IN               C400
                                                                                      THOUSANDS            RCFD   BIL MIL THOU
                                                                                  -----------------        ----   ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                                              0081   4,415,563     1.a.
     b. Interest-bearing balances(2)                                                                       0071   7,049,275     1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                                          1754           0     2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)....                                   1773   4,455,173     2.b.
3.   Federal funds sold and securities purchased under agreements to resell 1350 4,604,233 3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
        RC-C)                                                                     RCFD 2122 24,185,099                          4.a.
     b. LESS: Allowance for loan and lease losses                                 RCFD 3123    423,419                          4.b.
     c. LESS: Allocated transfer risk reserve                                     RCFD 3128          0                          4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                                               2125  23,761,680     4.d.
5.   Trading assets (from Schedule RD-D)                                                                   3545   6,930,216     5.
6.   Premises and fixed assets (including capitalized leases)                                              2145     705,704     6.
7.   Other real estate owned (from Schedule RC-M)                                                          2150       7,960     7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                                        2130      64,504     8.
9.   Customers' liability to this bank on acceptances outstanding                                          2155     562,251     9.
10.  Intangible assets (from Schedule RC-M)                                                                2143     283,716     10.
11.  Other assets (from Schedule RC-F)                                                                     2160   1,997,778     11.
12.  Total assets (sum of items 1 through 11)                                                              2170  54,837,423     12.

-----------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago  Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0303                                      Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                  DOLLAR AMOUNTS IN
                                                                                      THOUSANDS                   BIL MIL THOU
                                                                                  -----------------               ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                                    RCON 2200  21,852,164  13.a
        (1) Noninterest-bearing(1)                                                RCON 6631  9,474,510                        13.a.1
        (2) Interest-bearing                                                      RCON 6636 12,377,654                        13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                        RCFN 2200  13,756,280                       13.b.
        (1) Noninterest bearing                                                   RCFN 6631     330,030                       13.b.1
        (2) Interest-bearing                                                      RCFN 6636  13,426,250                       13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                                    RCFD 2800   3.827,159  14
15.  a. Demand notes issued to the U.S. Treasury                                                       RCON 2840      40,307  15.a
     b. Trading Liabilities(from Schedule RC-D)                                                        RCFD 3548   4,985,577  15.b
16.  Other borrowed money:
     a. With original maturity of one year or less                                                     RCFD 2332   2,337,018  16.a
     b. With original  maturity of than one year through three years                                        A547     265,393  16.b
 .    c.  With a remaining maturity of more than three years                                                 A548     322,175  16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                                           RCFD 2920     562,251  18
19.  Subordinated notes and debentures (2)                                                             RCFD 3200  1,700,000   19
20.  Other liabilities (from Schedule RC-G)                                                            RCFD 2930     929,875  20
21.  Total liabilities (sum of items 13 through 20)                                                    RCFD 2948  50,618,199  21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                                    RCFD 3838            0  23
24.  Common stock                                                                                     RCFD 3230      200,858  24
25.  Surplus (exclude all surplus related to preferred stock)                                         RCFD 3839    2,948,616  25
26.  a. Undivided profits and capital reserves                                                        RCFD 3632    1,059,214  26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                                    RCFD 8434       12,788  26.b.
27.  Cumulative foreign currency translation adjustments                                              RCFD 3284       (2,252) 27
28.  Total equity capital (sum of items 23 through 27)                                                RCFD 3210    4,219,224  28
29.  Total liabilities and equity capital (sum of items 21 and 28)                                    RCFD 3300   54,837,423  29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                             Number

     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724 . ...   /N/A/.    M.1.

1 = INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE             4.= DIRECTORS' EXAMINATION OF THE BANK PERFORMED BY OTHER
    WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED             EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE CHARTERING
    PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK             AUTHORITY)
2 = INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY            5 = REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
    CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING              AUDITORS
    STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH             6 = COMPILATION OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
    SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY                  AUDITORS
    (BUT NOT ON THE BANK SEPARATELY)                                  7 = OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION WORK)
3 = DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN                   8 = NO EXTERNAL AUDIT WORK
    ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS
    BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY
    STATE CHARTERING AUTHORITY)

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.